Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Tender Offer for its 12 1/2% Second-Lien Senior Secured Notes due 2014

Albany, NY – May 16, 2012

Momentive Performance Materials Inc. (the “Company”) announced today that it will launch a cash tender offer with respect to up to $130 million of its outstanding 12 1/2 % Second-Lien Senior Secured Notes due 2014 (the “Notes”). In connection with the tender offer, the Company is also soliciting consents (“Consents”) from holders of the Notes to certain amendments to the indenture and related documents governing the Notes (the “Proposed Amendments”).

The Notes and other information relative to the tender offer are set forth in the table below.

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap	Tender Offer Consideration(1)	Consent and Early Tender Payment(2)	Total Consideration(1,2)
12 1/2% Second-Lien Senior Secured Notes due 2014	60877UAT4	$200,000,000	$130,000,000	$1,062.50	$10.00	$1,072.50

1	Per $1,000 principal amount of Notes excluding accrued and unpaid interest thereon, which will be paid in addition to the tender offer consideration or the total consideration, as applicable.
2	Includes the tender offer consideration and the consent and early tender payment.

Each holder who validly tenders its Notes and delivers its Consents to the Proposed Amendments prior to 5:00 p.m., New York City time, on May 30, 2012, unless such time is extended by the Company (the “Early Tender Time”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $1,072.50 per $1,000 principal amount of the Notes tendered, which includes $1,062.50 as the tender offer consideration and $10.00 as a consent and early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The tender offer is scheduled to expire at midnight, New York City time, on June 13, 2012, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes after the Early Tender Time but on or prior to the Expiration Date will receive the tender offer consideration of $1,062.50 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date, but will not receive the consent and early tender payment.

If the purchase of all validly tendered Notes would cause us to purchase a principal amount greater than the Tender Cap set forth above, then the tender offer will be oversubscribed and the Company, if it accepts Notes in such tender offer, will accept for purchase tendered Notes on a prorated basis as described in the Offer to Purchase.

On or promptly following receipt of Consents from holders of a majority in aggregate principal amount of the outstanding Notes not owned by the Company or any of its affiliates (the “Required Consents”), the Company, the guarantors of the Notes and The Bank of New York Mellon Trust Company, N.A., as trustee, will execute an amended and restated indenture and amended security and intercreditor documents giving effect to the Proposed Amendments, which amendments will become operative when validly tendered Notes are accepted for purchase by the Company pursuant to the tender offer.

The Proposed Amendments would amend the terms of the indenture and related documents and the security and intercreditor documents governing the Notes to conform substantially to the terms of the indenture and related documents governing the Company’s 9.0% Second-Priority Springing Lien Notes due 2021.

Tendered Notes may be withdrawn at any time prior to the Early Tender Time but not thereafter, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes after the Early Tender Time will receive only the tender offer consideration and will not be entitled to receive a consent and early tender payment if such Notes are accepted for purchase pursuant to the tender offer. Subject to the terms and conditions described below, payment of the total consideration or tender offer consideration, as applicable, will occur promptly after the Early Tender Time or Expiration Date, as applicable. In addition, at any time after the Early Tender Time but prior to the Expiration Date, and subject to the terms and conditions described below, the Company may accept for purchase Notes validly tendered on or prior to such time and purchase such Notes for the tender offer consideration or total consideration, as applicable, promptly thereafter.

The consummation of the tender offer is conditioned upon, among other things, the Company having sufficient funds to pay the total consideration for validly tendered Notes from the issuance of newly issued debt of the Company.

If any of the conditions are not satisfied, the Company may terminate the tender offers and return tendered Notes. The Company has the right to waive any of the foregoing conditions with respect to the Notes and to consummate the tender offer. In addition, the Company has the right, in its sole discretion, to terminate the tender offer at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement dated May 16, 2012 and the related Letter of Transmittal (the “Offer Documents”) that are being sent to holders of the Notes. The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

J.P. Morgan, BMO Capital Markets, BofA Merrill Lynch, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Stanley and UBS Investment Bank will act as Dealer Managers and Solicitation Agents for the tender offer for the Notes. Questions regarding the tender offer may be directed to J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect).

Global Bondholder Services Corporation will act as the Information Agent for the tender offer. Requests for the Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (for all others).

Neither the Company nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offer.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of Momentive Performance Materials Holdings LLC, the owner of its sister company, Momentive Specialty Chemicals Inc., the global leader in thermoset resins. Additional information is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC, including our quarterly reports on Form 10-Q. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Investors:

John Kompa

614-225-2223

john.kompa@momentive.com

Media:

John Scharf

518-233-3893

john.scharf@momentive.com

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